Exhibit 10.1

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (this “Amendment”) is entered into as of December 24, 2021 (the “Effective Date”), by and between M & E, LLC., a California limited liability corporation (“Landlord”) and Jaguar Health, Inc., a Delaware corporation (“Tenant”), with reference to the following facts:

A.            Landlord and Tenant are parties to that certain Lease dated as of March 25, 2021, (the “Lease”), pursuant to which Landlord leases to Tenant space (the “Premises”) containing approximately 10,526 rentable square feet (“RSF”) described as Suite 400 and 600 on the fourth and sixth floors of the building located at 200 Pine Street, San Francisco, California (the “Building”).

B.            Due to no fault of the Tenant, on or about July 17, 2021, the Building suffered from substantial water damage due to water intrusion emanating from the roof of the building and all floors in the building suffered significant damage (the “Water Damage”).

C.            The Lease by its terms was schedule to commence on September 1, 2021. However, due to the Water Damage Tenant was unable to occupy Suite 600 of the Building until late December 2021.

D.            the parties, therefore, desire to modify the Commencement Date of the Lease, among other terms and conditions outlined herein.

NOW, THEREFORE, in consideration of the above recitals which by this reference are incorporated herein, the mutual covenants and conditions contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.            Commencement Date. The Commencement Date is hereby modified to be December 22, 2021.

2.            Rent Commencement Date. The Rent Commencement Date is hereby modified to be March 1, 2022.

3.            Monthly Basic Rental.

(a)            Generally. During the Term, Tenant will pay as Monthly Basic Rental for the Premises the following:

Period	Annual Rate Per RSF	Monthly Basic Rental
3/1/22 — 2/28/23	$48.00	$42,104.00
3/1/23 — 2/28/24	$49.44	$43,367.12
3/1/24 — 2/28/25	$50.92	$44,668.13

All such Monthly Basic Rental shall be payable by Tenant in accordance with the terms of the Lease.

(b)            Fourth (4th) Floor Rent prior to the Commencement Date. It is agreed and acknowledged that Tenant’s rent for the period of September 1, 2021, until February 28, 2022, shall be $21,052.00, until the Commencement Date.

4.            Condition of Premises. Tenant is in possession of the Premises and will accept the Premises in its “as is” condition on the Effective Date without any agreements, representations, understandings or obligations on the part of Landlord to (i) perform any alterations, additions, repairs or improvements, (ii) fund or otherwise pay for any alterations, additions, repairs or improvements to the Premises, or (iii) grant Tenant any free rent, concessions, credits or contributions of money with respect to the Premises, except for the following:

•	The sixth (6th) floor doors that were replaced/repaired by Landlord shall have their doorknobs re installed

•	The door on the first office off the sixth floor lobby needs to be adjusted, it sticks

•	Suite 600 and exterior callbox Tenant signage shall read “Jaguar Animal Health”

•	Landlord shall reimburse Tenant for IT work, not to exceed $900

•	Landlord shall complete necessary repairs to restore the fourth (461) floor restrooms to good working order and repair, work to be completed no later than January 10, 2022

•	Landlord shall provide Tenant with 20 keys to Suite 600 and 20 keys to the stairwell door (if keyed differently)

•	Landlord shall repair or replace damaged ceiling tiles on the fourth floor

•	Landlord shall replace baseboard on damaged walls on the fourth floor

•	Landlord shall replace damaged flooring on the fourth floor

5.            Miscellaneous.

(a)            This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements.

(b)            Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

(c)            In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

(d)            Submission of this Amendment by Landlord is not an offer to enter into this Amendment. Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant.

(e)             Capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

(f)             Each signatory of this Amendment represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting.

(g)            This Amendment may be executed in multiple counterparts each of which is deemed an original but together constitute one and the same instrument. This Amendment may be executed in so-called “pdf’ format and each party has the right to rely upon a pdf counterpart of this Amendment signed by the other party to the same extent as if such party had received an original counterpart.

[SIGNATURES ARE ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the Effective Date.

LANDLORD:

M & E, LLC.,
a California limited liability corporation

By:	/s/ Elsie Sze
Print Name:	Elsie Sze
Its:	Director & CEO

TENANT:

Jaguar Health, Inc.,
a Delaware corporation

By:	/s/ Lisa Conte
Print Name:	Lisa Conte
Its:	CEO